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                                    EXHIBIT 2

                             STOCK PLEDGE AGREEMENT

        THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of November 4, 1998, is made between John P. Casey (the "Borrower") and Ironwood Telecom, LLC, a Colorado limited liability company ("Lender").

                                   BACKGROUND

        The Borrower has issued to the Lender on the date hereof a Secured Promissory Note in the original principal amount of Two Million One Hundred Twenty Four Thousand Seven Hundred Ninety Dollars ($2,124,790.00) (as amended, modified, renewed or extended from time to time, the "Secured Promissory Note"). The purpose of the loan evidenced by the Secured Promissory Note and the only permitted use of the proceeds of the Secured Promissory Note is to finance the payment of the "Option Price" (as defined in the Option Agreement) to the Cohen Group (as defined in the Secured Promissory Note) pursuant to the terms and conditions set forth in the Option Agreement, dated July 15, 1998 among the Borrower and the members of the Cohen Group (the "Option Agreement"). Upon the Borrower's payment of the Option Price to the Cohen Group, the Cohen Group will transfer to the Borrower all of the Series A and Series B Preferred Stock of Incomnet, Inc., a Delaware corporation ("Incomnet") owned by the Cohen Group pursuant to the terms of the Option Agreement. It is a condition precedent to the loan under the Secured Promissory Note that the Borrower enter into this Agreement and pledge to the Lender the Cohen Preferred Stock owned by the Borrower, to secure the obligations of the Borrower described below.

                                    AGREEMENT

        Accordingly, the parties hereto agree as follows:

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                           DEFINITIONS; INTERPRETATION

1.1.    Terms Defined in Secured Promissory Note.

        All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Secured Promissory Note.


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1.2.    Certain Defined Terms.

        As used in this Agreement, the following terms shall have the following meanings:

        "Cohen Group" has the meaning given such term in the Background section hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Pledged Collateral" has the meaning set forth in Section 2.1.

        "Pledged Shares" means all of the Series A and Series B Preferred Stock of Incomnet to be transferred to the Borrower pursuant to the terms and conditions of the Option Agreement upon payment to the Cohen Group of the Option Price, as more specifically described in Schedule 1.

        "Secured Obligations" means the indebtedness, liabilities and other obligations of the Borrower to the Lender pursuant to the Secured Promissory Note, all interest accrued thereon, all fees due under the Secured Promissory Note and all other amounts payable by the Borrower to the Lender thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

        "Securities Act" means the Securities Act of 1933, as amended.

        "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Colorado; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Colorado, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.3.    Terms Defined in UCC.

        Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.


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                                SECURITY INTEREST

2.1.    Grant of Security Interest.

        As security for the payment and performance of the Secured Obligations, the Borrower hereby pledges, assigns, transfers, hypothecates and sets over to the Lender, and hereby grants to the Lender, a security interest in, all of the Borrower's right, title and interest in, to and under (i) the Pledged Shares and any certificates and instruments now or hereafter representing the Pledged Shares, (ii) all proceeds of the Pledged Shares in any form, (iii) all rights, interests and claims with respect to the Pledged Shares, including under the Assignment Agreement between Borrower and the Cohen Group dated as of November 5, 1998, (iv) any and all related agreements, instruments and other documents, and (v) all books, records and other documentation of the Borrower related to the Pledged Shares, in each case whether presently existing or owned or hereafter arising or acquired (collectively, the "Pledged Collateral").

2.2.    Delivery of Pledged Shares.

        The Borrower hereby agrees that upon receipt thereof by the Borrower, the Borrower will deliver to or for the account of the Lender, at the address and to the Person to be designated by the Lender, the certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

2.3.    Delivery of UCC-1 Form.

        The Borrower hereby agrees to deliver to or for the account of the Lender a complete and fully executed UCC-1 form in form and substance satisfactory to the Lender which describes the Pledged Shares as the property with respect to which the Borrower has granted a security interest to the Lender.

2.4.    Transfer of Security Interest Other Than by Delivery.

        If for any reason Pledged Shares cannot be delivered to or for the account of the Lender as provided in Section 2.2, the Borrower shall promptly take such other steps as shall be requested from time to time by the Lender to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Shares to the Lender pursuant to the UCC. To the extent practicable, Borrower shall thereafter deliver the Pledged Collateral to or for the account of the Lender as provided in Section 2.2.


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2.5.    Continuing Security Interest.

        The Borrower agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 17.

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                         REPRESENTATIONS AND WARRANTIES

        In addition to the representations and warranties of the Borrower set forth in the Secured Promissory Note, which are incorporated herein by this reference, the Borrower represents and warrants to the Lender that:

3.1.    Valid Issuance of Pledged Shares.

        All the Pledged Shares have been duly and validly issued, and are and will be fully paid and non-assessable.

3.2.    Ownership of Pledged Collateral.

        The Borrower is the legal record and beneficial owner of the Pledged Collateral, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.

3.3.    Enforceability; Priority of Security Interest.

        This Agreement creates an enforceable perfected security interest in and pledge of the Pledged Shares upon delivery thereof pursuant to Section 2.2 (or upon the taking of such other action with respect thereto as may be requested by the Lender pursuant to Section 2.4).

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                                    COVENANTS

        In addition to the covenants of the Borrower set forth in the Secured Promissory Note, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied, the Borrower agrees that:

4.1.    Compliance with Laws, Etc.

        The Borrower will comply with all laws, regulations and ordinances relating in a material way to the possession, maintenance and control of the Pledged Collateral.


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4.2.    Disposition of Pledged Collateral.

        The Borrower will not surrender or lose possession of (other than to the Lender or, with the prior consent of the Lender, to a depository or financial intermediary), exchange, sell, convey, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

4.3.    Liens.

        The Borrower will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Lender created by this Agreement.

4.4.    Shareholders Agreements.

        The Borrower will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Shares.

4.5.    Further Assurances.

        The Borrower will promptly, upon the written request from time to time of the Lender, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Agreement.

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                    ADMINISTRATION OF THE PLEDGED COLLATERAL

5.1.    Distributions and Voting Prior to an Event of Default.

        Unless an Event of Default shall have occurred the Borrower shall have the right to vote the Pledged Shares and to retain the power to control the direction, management and policies of the Company to the same extent as the Borrower would if the Pledged Shares were not pledged to the Lender pursuant to this Agreement except to the extent that Borrower is obligated to vote the Pledged Shares in favor of an increase in the authorized number of the Company's Common Shares under the terms of the Option Agreement. Any cash dividend on or other cash distribution, if any, in respect of the Pledged Shares shall be applied to reduce the Secured Obligations.


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5.2.    General Authority upon an Event of Default.

        Upon and after the occurrence of any Event of Default the Lender shall have the right following prior written notice to the Borrower to vote or consent to take any action with respect to the Pledged Shares and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if the Lender were the absolute owner thereof.




5.3.    Certain Other Administrative Matters.

        The Lender shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

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                   LENDER PERFORMANCE OF BORROWER OBLIGATIONS

        The Lender may perform or pay any obligation which the Borrower has agreed to perform or pay under or in connection with this Agreement if Borrower has failed to perform or pay such obligation, and the Borrower shall reimburse the Lender on demand for any amounts paid by the Lender pursuant to this Section 6.

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                                 LENDER'S DUTIES

        Notwithstanding any provision contained in this Agreement, the Lender shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Borrower or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares while held hereunder and the accounting for moneys actually received by the Lender hereunder, the Lender shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Shares.


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                                    REMEDIES

8.1.    Remedies.

        Upon the occurrence of any Event of Default, the Lender shall have, in addition to all other rights and remedies granted to it in this Agreement or the Secured Promissory Note, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Borrower agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers' board or elsewhere, by public or private sale, and at such times and on such terms, as the Lender shall determine. The Borrower hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Borrower set forth in the Secured Promissory Note, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur. The Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Borrower hereby releases to the extent permitted by law.

8.2.    Application of Proceeds.

        The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts of the Pledged Collateral (including any cash contained in the Pledged Collateral) the application of which is not otherwise provided for herein, shall be applied as provided in the Secured Promissory Note. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Borrower or otherwise disposed of in accordance with the UCC or other applicable law. The Borrower shall remain liable to the Lender for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.


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                                     NOTICES

        All notices or other communications hereunder shall be given in the manner and to the addresses designated in writing by each party hereto.

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                                 BINDING EFFECT

        This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Lender and their respective successors and assigns.

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                                  GOVERNING LAW

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF COLORADO, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN COLORADO.

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                           ENTIRE AGREEMENT; AMENDMENT

        This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Secured Promissory Note.

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                                  SEVERABILITY

        Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If,


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however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

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                                  COUNTERPARTS

        This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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                           INCORPORATION OF PROVISIONS
                         OF THE SECURED PROMISSORY NOTE

        To the extent the Secured Promissory Note contains provisions which are applicable to this Stock Pledge Agreement, such provisions are incorporated herein by this reference.

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                          NO INCONSISTENT REQUIREMENTS

        The Borrower acknowledges that this Agreement and the Secured Promissory Note may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

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                                   TERMINATION

        Upon payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Lender shall promptly redeliver to the Borrower any of the Pledged Collateral in the Lender's possession and shall execute and deliver to the Borrower such documents and instruments reasonably requested by the Borrower as shall


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be necessary to evidence termination of all security interests given by the
Borrower to the Lender hereunder.

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                                 FEES AND COSTS

               The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Stock Pledge Agreement, including, without limitation reasonable attorneys' and paralegals' fees and disbursements of counsel to the Lender.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                   "BORROWER"

                                   /s/ JOHN P. CASEY
                                   ---------------------------------------------
                                   John P. Casey

                                   "LENDER"

                                   IRONWOOD TELECOM, LLC

                                   By  /s/ DONALD V. BELANTI
                                       -----------------------------------------
                                       Title: Member


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